                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


   NIPSCO CAPITAL MARKETS, INC.                   NIPSCO INDUSTRIES, INC.
  (Exact name of registrant as                (Exact name of registrant as
   specified in its charter)                    specified in its charter)

           INDIANA                                       INDIANA
(State of incorporation or                    (State of incorporation or
       organization)                                  organization)

          35-1762940                                   35-1719974
(I.R.S. Employer Identification No.)      (I.R.S. Employer Identification No.)


            5265 HOHMAN AVENUE, HAMMOND, INDIANA      46320
          (Address of principal executive offices) (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1), please check the following box. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2), please check the following box. [X]


       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class              Name of each exchange on which
     to be so registered             each class is to be registered
     -------------------             ------------------------------

JUNIOR SUBORDINATED DEFERRABLE          NEW YORK STOCK EXCHANGE
 INTEREST DEBENTURES, SERIES A

OBLIGATIONS PURSUANT TO THE             NEW YORK STOCK EXCHANGE
     SUPPORT AGREEMENT

       Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The material set forth in the section captioned "Description of the Subordinated Debentures" in the Preliminary Prospectus contained in the Registrants' Form S-3 Registration Statement (Registration No. 33-65285), filed with the Securities and Exchange Commission (the "Commission") on December 22, 1995, as amended by Pre-Effective Amendment No. 1, filed with the Commission on January 31, 1996, is incorporated herein by reference.

ITEM 2.  EXHIBITS

1. Preliminary Prospectus (incorporated by reference to Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration No. 33-65285) filed by the Registrants on January 31, 1996)

2. Form of Indenture among NIPSCO Capital Markets, Inc., NIPSCO Industries, Inc. and Chemical Bank, as Trustee (incorporated by reference to Exhibit
     4.1 to the Registration Statement on Form S-3 (Registration No. 33-65285) filed by the Registrants on December 22, 1995, as amended by Pre-Effective Amendment No. 1, filed by the Registrants on January 31, 1996 (the "1995 Registration Statement"))

3. Resolutions of the Board of Directors of NIPSCO Capital Markets, Inc. establishing the terms and approving the form of the Junior
     Subordinated Deferrable Interest Debentures, Series A (incorporated by reference to Exhibit 4.2 to the 1995 Registration Statement)

4. Support Agreement dated April 4, 1989 as amended as of May 15, 1989, December 10, 1990 and February 14, 1991, between NIPSCO Industries, Inc. and NIPSCO Capital Markets, Inc. (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-3 filed by the Registrants on November 13, 1992 (Registration No. 33-54516))

5. Form of Subordinated Debenture (incorporated by reference to Exhibit 4.4 to the 1995 Registration Statement)

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                                   SIGNATURE


Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized, on this 31st day of January, 1996.


NIPSCO Capital Markets, Inc.


By: /s/  Francis P. Girot, Jr.
    --------------------------
     Francis P. Girot, Jr.
     Treasurer


NIPSCO Industries, Inc.


By:  /s/ Stephen P. Adik
     -------------------
     Stephen P. Adik
     Executive Vice President, Chief
     Financial Officer and Treasurer